UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 12, 2005

Wyndham International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9320	94-2878485
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

1950 Stemmons Freeway, Suite 6001

Dallas, Texas 75207

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:

(214) 863-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 12, 2005, Wyndham International, Inc. (“Wyndham” or the “Company”) issued a press release announcing that Mark L. Hedley has been named Executive Vice President and Chief Information Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mark Hedley was formerly Wyndham’s Senior Vice President and Chief Technology Officer. Prior to joining Wyndham International, Inc. in 2000, Mr. Hedley served as vice president, information technology for Sun International, North America. He was previously vice president and chief information officer of Caesars World, Inc. and held other senior technology and information systems positions with Caesars World, Inc. and ITT Sheraton organizations. Hedley received a B.A. in hotel, restaurant and institutional management from Michigan State University. Mr. Hedley is 41 years old.

The Company entered into an employment agreement with Mr. Hedley with respect to his promotion effective January 1, 2005. This employment agreement provides for a base salary and incentive plan bonuses as approved by the Board of Directors, medical and dental benefits and reimbursement of certain expenses approved by the Company. The Company may terminate the executive for cause without any payment of any kind of compensation, except for such compensation earned to the date of such termination. The Company may terminate the executive without cause by giving notice and upon payment of all salary and bonuses owing up to the date of termination and a termination payment equal to 24 months’ base annual salary and bonus. The employment agreement also provides that the executive will not compete with the Company for a period of 24 months following the termination of his or her employment. The employment agreement is attached hereto as Exhibits 99.2 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

99.1	Press Release dated January 12, 2005.

99.2	Employment Agreement between Wyndham International, Inc. and Mark Hedley.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WYNDHAM INTERNATIONAL, INC.

By:	/S/ Timothy L. Fielding
Timothy L. Fielding, Executive Vice President and Chief Accounting Officer

Date: January 12, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release dated January 12, 2005.

99.2*	Employment Agreement between Wyndham International, Inc. and Mark Hedley.

*	Filed herewith.